                                                                    EXHIBIT 12.1

                       AMERISERVE FOOD DISTRIBUTION, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (AMOUNTS IN THOUSANDS, EXCEPT RATIO DATA)

                                                                                           PRO FORMA
                                     FISCAL YEAR                       FIRST QUARTER      FISCAL YEAR
                     -------------------------------------------      ----------------  ---------------
                      1992     1993     1994     1995     1996         1996     1997         1996
                     -------  -------  -------  -------  -------      -------  -------  ---------------
Income (loss) before
  income taxes...... $   369  $   490  $   665  $ 1,089  $ 3,818      $  (801) $(1,835)     $18,249
Fixed charges.......   5,148    4,774    5,323    6,065   16,307        3,681    4,610       80,719
                     -------  -------  -------  -------  -------      -------  -------      -------
Earnings............ $ 5,517  $ 5,264  $ 5,988  $ 7,154  $20,125      $ 2,880  $ 2,775      $98,968
                     =======  =======  =======  =======  =======      =======  =======      =======
Interest expense.... $ 3,404  $ 2,759  $ 3,294  $ 3,936  $10,999      $ 2,405  $ 3,165      $69,819
Amortization of de-
  ferred financing
  costs.............     214      234      226      226      722          146      177        2,781
Interest portion of
  rent expense......   1,530    1,781    1,803    1,903    4,586        1,130    1,268        8,119
                     -------  -------  -------  -------  -------      -------  -------      -------
Fixed charges....... $ 5,148  $ 4,774  $ 5,323  $ 6,065  $16,307      $ 3,681  $ 4,610      $80,719
                     =======  =======  =======  =======  =======      =======  =======      =======
Ratio of earnings to
  fixed charges.....    1.07     1.10     1.12     1.18     1.23       Note 1   Note 1         1.23
                     =======  =======  =======  =======  =======      =======  =======      =======

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Note 1: Earnings were less than fixed charges by $801 and $1,835 for the first quarter 1996 and 1997, respectively.